DocuSign Envelope ID: 29B11B4C-39CE-4EBC-9543-6E976C9D3D9F Exhibit 10.9

# EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") is effective as of April 4, 2022 (the "Effective Date") by and between SocialNet, Inc., a Delaware corporation (the "Company") and wholly-owned subsidiary of Spark Networks, Inc., 3400 North Ashton Blvd., Suite #175, Lehi, Utah 84043 ("Spark Networks, Inc."), and Frederic Beckley, an individual resident 237 Pine Street, Philadelphia, PA 19106; USA, (Executive").

WITNESSETH:

WHEREAS, the Company desires to retain Executive to serve as Chief Administrative Officer / General Counsel of the Company effective April 4, 2022.

NOW THEREFORE, in consideration of the mutual obligations herein contained, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

## 1. EMPLOYMENT

(a) The Company is employing Executive to render services to the Company it's affiliates (including Spark Networks SE and Spark Networks Inc.) in the position of Chief Administrative Officer & General Counsel ("CAO / GC"). Executive shall report to the Company's Chief Executive Officer ("CEO") in his capacity as Chief Administrative Officer & General Counsel of the Company.

(b) Throughout the Term (as defined below), Executive shall devote his full business time and undivided attention to the business and affairs of the Company and its affiliates (including Spark Networks SE) and subsidiaries, except for reasonable vacations and illness or incapacity. In the event Executive desires to engage in any other paid employment or other customarily paid activity, invest in any other company or business, or serve as a member of any supervisory or advisory board or board of directors or similar governing authority of any other company, business or other institution, Executive must obtain the prior written consent of the Spark SE Board. Executive acknowledges and agrees that Executive shall adhere to a strict duty of loyalty to the Company, Spark Networks SE, their affiliates and subsidiaries when engaging in any "side activities" pursuant to this Section 1(b) and that engagement in any such "side-activity" shall not negatively affect the Company, Spark Networks SE, their affiliates or subsidiaries in any respect. Any consent granted to Executive pursuant this this Section 1(b) may be revoked at any time. For the avoidance of doubt, the foregoing provisions shall not apply to any investments made in connection with any retirement or pension scheme, provided that Executive does not have the ability to direct funds to any particular entity.

## 2. TERM

The term of this Agreement (the "Term") shall commence on the Effective Date and shall continue until terminated pursuant to Section 4 hereof.

## 3. COMPENSATION AND BENEFITS

For services rendered by Executive during the Term of this Agreement, and for his performance of all additional obligations of employment, the Company agrees to pay Executive and Executive agrees to accept the following salary, other compensation, and benefits:

(a) Base Salary. During the Term, the Company shall pay Executive a base salary at the annual rate of $390,000.00 USD (the "Annual Base Salary") to be paid evenly over the course of the year in accordance with Company's standard payroll policies. During the Term, the Annual Base Salary will not be increased or decreased.

(b) Annual Bonus. In addition to the Annual Base Salary, Executive is currently eligible to receive an annual bonus

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2 sf-4103773 v3 with a target amount of not less than fifty percent (50%) of his Annual Base Salary (the “Minimum Bonus Amount”) for the calendar year 2022 and subsequent calendar years based on the achievement of individual and Company performance goals for such years to be determined by the Spark SE Board (the “Annual Bonus”). Except as set forth in Section 4 below: (1) any Annual Bonus payable to Executive shall be paid at the same time that annual bonus payments are paid to other employees of the Company and Spark Networks SE and (2) Executive’s eligibility to receive such bonus shall be conditioned on the status of the Executive as an active employee of the Company on the date on which such bonus is paid, having not given or received notice of termination of employment prior to the time of the payment. (c) Benefits. (i) Executive shall be entitled to participate, as long as he is an employee of the Company, in any and all of the Company’s present or future employee benefit plans, including without limitation pension plans, thrift and savings plans, insurance plans, and other benefits that are generally applicable to the Company’s executives; provided, however, that the accrual and/or receipt by Executive of benefits under and pursuant to any such present or future employee benefit plan shall be determined by the provisions of such plan. (d) Business Expenses. Executive shall be reimbursed, in accordance with Company policies and guidelines, for all reasonable expenses incurred in connection with the conduct of the Company’s business upon presentation of evidence of such expenditures, including but not limited to entertainment of business partners and travel expenses incurred by Executive in the performance of his duties; provided that such expenses were incurred in the interest of the Company. In the event Executive travels by train, the cost of a first-class fare will be reimbursed by the Company. If Executive travels by plane, the Company will reimburse the amount of an economy fare for any flight up to five and one-half (5.5) hours in duration. The Company will reimburse the amount of business class fare for any flight that exceeds five and one-half (5.5) hours in duration. For the avoidance of doubt, the Company will reimburse Executive for the reasonable expenses incurred in connection with Executive’s regular trips between Philadelphia and Berlin, upon presentation of evidence of such expenditures, including but not limited to airfare in accordance with this Section 3(d), ground transportation, accommodation and meals. 4. TERMINATION OF EMPLOYMENT. (a) Termination of Employment. (i) Termination with or without Cause. Subject to the terms and conditions of this Section 4, either the Company or Executive may terminate Executive’s employment at any time, with or without “Cause” or “Good Reason” (such terms defined below), during the Term. Any termination of Executive’s employment during the Term shall be communicated by written notice of termination from the terminating party to the other party. However, in the event that Executive is terminated by the Company without Cause, or terminates his employment with the Company with Good Reason, he shall be entitled to receive payment of any Annual Bonus earned, but not yet paid by the Company (the “Earned Annual Bonus”). Furthermore, Executive shall be entitled to payment of a “Pro Rata Annual Bonus,” which shall mean the Annual Bonus equal to which Executive would have been entitled if he had been employed by the Company on the last day of the year, multiplied by a fraction, the numerator of which is the number of days in such year during which the Executive was actually employed by the Company and the denominator of which is three hundred sixty five (365). The Earned Annual Bonus (if any) and the Pro Rata Annual Bonus shall be paid not later than the second day following the effective date of his termination. (ii) Termination by Death. Executive’s employment shall terminate automatically upon Executive’s death (such termination, termination “By Death”). The Company shall pay to Executive’s beneficiaries or estate, as appropriate, any compensation then due and outstanding. Thereafter all obligations of the Company under this Agreement shall cease. Nothing in this Section shall affect any entitlement of Executive’s heirs or devisees to the benefits of any life insurance plan or other applicable benefits.

3 sf-4103773 v3 (iii) Termination By Disability. If Executive becomes eligible for the Company’s long term disability benefits or if, in the sole opinion of the Company, Executive is unable to carry out the responsibilities and functions of the position held by Executive by reason of any physical or mental impairment for more than ninety (90) consecutive days or more than one hundred and twenty (120) days in any twelve (12) month period, then, to the extent permitted by law, the Company may terminate Executive’s employment (such termination, termination “By Disability”). The Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, and thereafter all obligations of the Company under this Agreement shall cease. Nothing in this Section shall affect Executive’s rights under any disability plan in which Executive is a participant. (b) Severance. Except in situations where the employment of Executive is terminated for Cause, By Death or By Disability (as defined below), in the event that the Company terminates Executive’s employment at any time, Executive will be eligible to receive (i) an amount equal to one (1) year of the Executive’s then-current Annual Base Salary, payable in the form of salary continuation (“Severance”) and (ii) the Executive’s unvested Options shall vest in the number of Options that would have vested on the next Vesting Date following the effective date of termination (as defined in the Spark Networks SE 2020 Long Term Incentive Plan) had the Executive remained employed by the Company at that Vesting Date. Executive’s eligibility for Severance is conditioned on Executive having first signed a release agreement in the form reasonably acceptable to the Spark SE Board. Executive shall not be entitled to any Severance if Executive’s employment is terminated for Cause, By Death or By Disability (as defined below) or if Executive’s employment is terminated by Executive. If any plan pursuant to which severance welfare benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Section 409A under Treasury Regulation Section 1.409A-1(a)(5) or the Company is otherwise unable to continue to cover Executive under its group health plans without substantial adverse tax consequences, then an amount equal to each remaining premium payment shall thereafter be paid to Executive as currently taxable compensation in substantially equal monthly installments over the continuation coverage period (or the remaining portion thereof). All legally required and authorized deductions and tax withholdings shall be made from the payments described in the previous sentence, including for wage garnishments, if applicable, to the extent required or permitted by law. (c) Taxes and Withholdings. The Company may withhold from any amounts payable under this Agreement, including any benefits or Severance, such federal, state or local taxes as may be required to be withheld, and all other authorized deductions, including for wage garnishments, if applicable, to the extent required or permitted by applicable law or regulations, which amounts shall be deemed to have been paid to Executive. Effective immediately upon termination of employment, Executive shall no longer be eligible to contribute to or to receive additional Company contributions as an active participant in any retirement or benefit plan covering employees of the Company, but shall continue to have all rights under each such plan that are afforded to terminated employees and inactive participants. (d) Nonduplication of Benefits. Notwithstanding any provision in this Agreement or in any other Company or Spark Networks SE benefit plan or compensatory arrangement to the contrary, (i) any payments due under Section 4(b) shall be made not more than once, if at all, and (ii) Executive shall not be entitled to severance benefits from the Company other than as contemplated under this Agreement, unless such other severance benefits provide for larger benefits than under this Agreement. (i) Definitions. (i) “Cause” means: (i) Executive commits a crime involving dishonesty, breach of trust, or physical harm to any person; (ii) Executive willfully engages in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (iii) Executive commits a material breach of this Agreement, which breach is not cured within twenty days after written notice to Executive from the Company; (iv) Executive willfully refuses to implement or follow a lawful policy or directive of the

4 sf-4103773 v3 Company, which breach is not cured within twenty (20) days after written notice to Executive from the Company; or (v) Executive engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally. The Company may terminate Executive’s employment for Cause at any time, without any advance notice. The Company shall pay Executive all compensation to which Executive is entitled up through the date of termination, subject to any other rights or remedies of the Company under law; and thereafter all obligations of the Company under this Agreement shall cease. (ii) “Good Reason” means: (i) Company effects a material diminution in the Executive’s Annual Base Salary or Annual Bonus, (ii) Company effects a material diminution in Executive’s title, authority, duties and responsibilities as compared to Executive’s title, authority, duties and responsibilities measured immediately after the Effective Date, (iii) any requirement by the Company that Executive relocate his personal residence, (iv) any requirement that the Executive report to anyone but the CEO of the Company, and (v) any material breach by the Company or its Affiliates of this Agreement, or any of the Executive’s other agreements with the Company or Affiliates. (iii) “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, (“Code”) and all applicable guidance promulgated thereunder. 5. NON-SOLICIT; NON-COMPETE (a) Non-Solicitation. During Executive’s employment with the Company, and for a period of twelve (12) months thereafter, Executive will not knowingly, separately or in association with others, materially and substantially interfere with, impair, disrupt or damage the Company’s or its Affiliates relationship with any of the Strategic Partners of the Company or Spark Networks SE with whom Executive has had contact by contacting them for the purpose of inducing or encouraging any of them to divert or take away business from the Company or Spark Networks SE and to an enterprise that is in direct competition with the Company Business. Strategic Partners are those third party vendors which are providing product features as a service to the Company and/or its Affiliates and/or with whom the Company and/or its Affiliates are engaged in a revenue share model. (b) Non-Solicitation of Employees. During Executive’s employment with the Company, and for a period of twelve (12) months thereafter, Executive will not, knowingly, separately or in association with others, materially and substantially, interfere with, impair, disrupt or damage the Company’s or Spark Networks SE’s business by directly contacting any Company or Spark Networks SE officers or key employees for the purpose of inducing or encouraging them to discontinue their employment with the Company or Spark Networks SE; provided, however, that the foregoing provisions shall not (i) restrict Executive from directly or indirectly making any general solicitation for employees, making a public advertising or participating in any job fairs or recruiting workshops or (ii) preclude Executive from soliciting and/or hiring any officer, key employee or other person at any time (A) in the case of voluntary terminations, later than six (6) months after such person’s termination of employment from the Company or Spark Networks SE and (B) in the case of all other terminations, after such person’s termination of employment from the Company or Spark Networks SE. (c) Non-competition. For a period of twelve (12) months following the termination of Executive’s employment with the Company (the “Non-compete Period”), Executive will not directly or indirectly engage in any business (whether as an employee, consultant, director, member, partner or shareholder of more than five percent (5%) of the capital stock of any company, business or other institution) that is in direct or indirect competition with any active or planned business of the Company in any geographic area in which the Company, Spark Networks SE, any of their affiliates or subsidiaries is active as of the date of the termination of this Agreement. 6. CONFIDENTIAL INFORMATION; INTELLECTUAL PROPERTY (a) Proprietary Information and Inventions Assignment Agreement. Executive shall adhere to the guidelines and requirements shown in Exhibit A to this agreement governing the treatment of the Intellectual Property Rights and Confidential Information (“PIA”). The provisions of the PIIAA are incorporated into this Agreement by reference

5 sf-4103773 v3 as if such provisions were terms and conditions of this Agreement. 7. MISCELLANEOUS (a) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. Executive shall not be entitled to assign any of Executive’s rights or obligations under this Agreement without the Company’s written consent, provided that upon Executive’s death, Executive’s named beneficiaries, estate or heirs, as the case may be, shall succeed to all of Executive’s rights under this Agreement. (b) Nonexclusivity Rights. Executive is not prevented from continuing or future participation in any Company benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company subject to the terms and conditions of such plans, programs, or practices. (c) Entire Agreement. This Agreement supersedes any prior agreements or understandings, oral or written, with respect to employment of Executive and constitutes the entire Agreement with respect thereto. This Agreement cannot be altered or terminated orally and may be amended only by a subsequent written agreement executed by both of the parties hereto or their legal representatives, and any material amendment must be approved by a majority of the voting shareholders of the Company. (d) Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. (f) Litigation Costs and Expenses. In any action to enforce the terms of this Agreement, the prevailing party shall be reimbursed by the non-prevailing party for such prevailing party’s reasonable attorneys’ fees and costs, including the costs of enforcing a judgment. (g) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions, which shall remain in full force and effect. (h) Interpretation; Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. (i) Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in New York City, New York, before three arbitrator(s). The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction, in which case each party consents to the jurisdiction and venue of the state and federal courts located in New York, New York. All forum costs related to such arbitration shall be borne by the Company. (j) Notices. Any notices, requests or other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to Executive at the last address he has filed in writing with the

6 sf-4103773 v3 Company or, in the case of the Company, at its principal offices. 8. COMPLIANCE WITH CODE SECTION 409A With respect to any compensation payable or benefits to be provided under this Agreement that are subject to Section 409A, this Agreement is intended to comply with the provisions of Section 409A. In furtherance of this intent, to the extent that any compensation payable or benefits to be provided under this Agreement are subject to Section 409A, this Agreement shall be interpreted, operated, and administered in a manner consistent with these intentions, and the parties agree to amend this Agreement further (if necessary) in order to avoid the adverse tax consequences of Section 409A. Notwithstanding any other provision of this Agreement to the contrary, no severance pay or benefits to be paid or provided to Executive, if any, pursuant to this Agreement that, when considered together with any other severance payments or separation benefits, are considered deferred compensation under Section 409A (together, the “Deferred Payments”) will be paid or otherwise provided until Executive has had a “separation from service” within the meaning of Section 409A. Similarly, no severance payable to Executive, if any, that otherwise would be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9) will be payable until Executive has had a “separation from service” within the meaning of Section 409A. Each payment and benefit payable under this Agreement is intended to constitute a separate payment and the right to a series of installment payments under this Agreement will be treated as a right to a series of separate payments. If Executive is a “specified employee” within the meaning of Section 409A at the time of his “separation from service” (within the meaning of Section 409A), then the Deferred Payments that would otherwise be payable within the six (6) month period following his separation from service will be paid in a lump sum on the date six (6) months and one (1) day following the date of his separation from service (or the next business day if such date is not a business day). All subsequent Deferred Payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. If Executive dies following his separation from service, but prior to the six (6) month anniversary of his separation from service, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of his death and all other Deferred Payments will be payable in accordance with the payment schedule applicable to each payment or benefit. 9. COMPLIANCE WITH CODE SECTION 280G In the event that it is determined by the Company in its sole discretion that any payment or benefit to the Executive under this Agreement, or otherwise, either cash or non-cash, that the Executive has the right to receive from the Company, including, but not limited to, accelerated vesting or payment of any deferred compensation, restricted stock or any benefits payable to Executive under any plan for the benefit of employees, would constitute an “excess parachute payment” (as defined in Section 280G of the Code), then such payments or other benefits will be either (a) delivered in full, or (b) delivered as to such lesser extent which would result in no portion of such payments or benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by Executive on an after-tax basis of the greatest amount of payments and benefits, notwithstanding that all or some portion of such payments or benefits may be taxable under Section 4999 of the Code. The order in which the payment will be reduced are (i) cash payments; (ii) equity-based payments that are taxable; (iii) equity-based payments that are not taxable; (iv) equity-based acceleration; and (v) other non-cash forms of benefits. Within any such category of payments and benefits (that is, (i), (ii), (iii), (iv) or (v)), a reduction shall occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A of the Code and then with respect to amounts that are. In no event will Executive have any discretion with respect to the ordering of payment reductions. [Signature Page Follows]

7 sf-4103773 v3 IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written. SOCIAL NET, INC. By: Name: Title: FREDERIC BECKLEY

DocuSign

## Certificate Of Completion

Envelope Id: 29B11B4C39CE4EBC95436E976C9D3D9F
Status: Completed
Subject: Please DocuSign: Beckley_Frederic - Employment Agreement_rev 04.11.2022-Final.pdf
Source Envelope:

| | | |
|---|---|---|
| Document Pages: 7 | Signatures: 2 | Envelope Originator: |
| Certificate Pages: 5 | Initials: 0 | Gabby Correa |
| AutoNav: Enabled | | Kohlfurter Straße |
| EnvelopeId Stamping: Enabled | | 41/43 |
| Time Zone: (UTC+01:00) Amsterdam, Berlin, Bern, Rome, Stockholm, Vienna | | Berlin, Berlin 10999 |
| | | gabby.correa@spark.net |
| | | IP Address: 75.82.6.66 |

## Record Tracking

| | | |
|---|---|---|
| Status: Original<br>15 April 2022 \| 03:36 | Holder: Gabby Correa<br>gabby.correa@spark.net | Location: DocuSign |

## Signer Events | Signature | Timestamp

Trini Roberts
trini.roberts@spark.net
Secretary / Head of HR, US
Security Level: Email, Account Authentication (None)


DocuSigned by:
Trini Roberts
89233BF7E7A7414...

Signature Adoption: Pre-selected Style
Signed by link sent to trini.roberts@spark.net
Using IP Address: 185.160.84.22

Sent: 15 April 2022 | 03:43
Viewed: 15 April 2022 | 05:05
Signed: 15 April 2022 | 05:05

**Electronic Record and Signature Disclosure:**
Accepted: 15 April 2022 | 05:05
ID: c268a227-23ed-4687-94ea-70f65682397d
Company Name: Spark Networks

Fred Beckley
Fred.Beckley@spark.net
Security Level: Email, Account Authentication (None)


DocuSigned by:
Fred Beckley
48FF30099DED429...

Signature Adoption: Pre-selected Style
Signed by link sent to Fred.Beckley@spark.net
Using IP Address: 185.160.84.22

Sent: 15 April 2022 | 05:05
Viewed: 15 April 2022 | 15:00
Signed: 15 April 2022 | 15:42

**Electronic Record and Signature Disclosure:**
Accepted: 15 April 2022 | 15:00
ID: a049b215-dc47-447f-b375-b87d77496813
Company Name: Spark Networks

| In Person Signer Events | Signature | Timestamp |
|---|---|---|

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| Agent Delivery Events | Status | Timestamp |
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| Intermediary Delivery Events | Status | Timestamp |
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| Certified Delivery Events | Status | Timestamp |
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| Carbon Copy Events | Status | Timestamp |
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| Carbon Copy Events | Status | Timestamp |
|---|---|---|
| HR Berlin<br>hrm@affinitas.de<br>Spark Networks<br>Security Level: Email, Account Authentication (None)<br>**Electronic Record and Signature Disclosure:**<br>Not Offered via DocuSign | COPIED | Sent: 15 April 2022 \| 15:42 |

| Witness Events | Signature | Timestamp |
|---|---|---|

| Notary Events | Signature | Timestamp |
|---|---|---|

| Envelope Summary Events | Status | Timestamps |
|---|---|---|
| Envelope Sent | Hashed/Encrypted | 15 April 2022 \| 03:43 |
| Certified Delivered | Security Checked | 15 April 2022 \| 15:00 |
| Signing Complete | Security Checked | 15 April 2022 \| 15:42 |
| Completed | Security Checked | 15 April 2022 \| 15:42 |

| Payment Events | Status | Timestamps |
|---|---|---|

**Electronic Record and Signature Disclosure**

Electronic Record and Signature Disclosure created on: 19 April 2018 | 14:13
Parties agreed to: Trini Roberts, Fred Beckley

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